UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15 (d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 18, 2022

SESEN BIO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36296	26-2025616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 First Street, Suite 1800 Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (617) 444-8550
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	SESN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                            Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                 ☐

Item 2.02 – Results of Operations and Financial Condition.

The information set forth in the second paragraph of Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 – Other Events.

On July 18, 2022, Sesen Bio, Inc. (the “Company”) announced that it has made the strategic decision to voluntarily pause further development in the US of its lead asset, Vicineum™. The decision was based on a thorough reassessment of Vicineum, which included the incremental development timeline and associated costs for an additional Phase 3 clinical trial for the treatment of non-muscle invasive bladder cancer, following recent discussions with the US Food & Drug Administration. This decision enables the Company to conserve cash while it continues to assess potential strategic alternatives with the goal of maximizing shareholder value. Additionally, the Company intends to seek a partner for the further development of Vicineum. A copy of the press release issued in connection with the announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

As of June 30, 2022, the Company had approximately $161.2 million in cash and cash equivalents, no outstanding debt and fewer than 0.2 million outstanding warrants. These amounts are preliminary and are subject to change upon completion of the Company’s financial statements for the quarterly period ended June 30, 2022.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:

This Current Report on Form 8-K contains forward-looking statements, including, but not limited to, statements regarding the Company’s plans to continue to assess potential strategic alternatives with the goal of maximizing shareholder value and the Company’s intentions to seek a partner for the further development of Vicineum, which are based on the Company’s current expectations and inherently involve significant risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, including the risk that the Company may not be successful in identifying one or more strategic alternatives or a partner for the further development of Vicineum, the risk that the Company may not ultimately be successful in seeking such a partner or pursuing a strategic alternative that delivers the anticipated benefits or enhances shareholder value within the anticipated timeframe or at all, the risk that the Company’s assessment of strategic alternatives or its intentions to seek a partner for the further development of Vicineum may be disruptive to the Company’s business operations or cause the Company’s stock price to fluctuate significantly, the risk that the Company’s assessment of strategic alternatives or its intentions to seek a partner for the further development of Vicineum may be time consuming and involve the dedication of significant resources and may require the Company to incur significant costs and expenses, the risk that the Company’s assessment of strategic alternatives or its intentions to seek a partner for the further development of Vicineum could negatively impact the Company’s ability to attract, retain and motivate key employees and expose the Company to potential litigation in connection with such intentions to seek a partner or the process of assessing strategic alternatives or any resulting transaction, among other risks and uncertainties. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s most recent annual report on Form 10-K and the Company’s quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in its expectations.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 18, 2022

Sesen Bio, Inc.

By:	/s/ Thomas R. Cannell, D.V.M.
Thomas R. Cannell, D.V.M.
President and Chief Executive Officer